Exhibit 10.2

INFINITY PROPERTY AND CASUALTY CORPORATION

PERFORMANCE SHARE AGREEMENT

Infinity Property and Casualty Corporation (the “Company”), hereby awards to [INSERT NAME], (the “Employee”) ___________ Performance Share Units (“Performance Shares”) in accordance with and subject to the terms of the Infinity Property and Casualty Corporation 2008 Performance Share Plan (the “Plan”), a copy of which is attached hereto and made a part hereof, and of this Performance Share Agreement. All terms and conditions regarding the vesting and conversion of Performance Shares into shares of common stock of the Company are set forth in the Plan and in the Performance Compensation Matrix, attached hereto as Exhibit 1.

Except in the event of Employee’s death, the Performance Shares are non-transferable Furthermore, the Employee shall not have any of the rights or privileges of a stockholder of the Company in respect of the Performance Shares unless and until such Performance Shares are converted into shares of common stock of the Company, pursuant to the terms and conditions of the Plan and Exhibit 1.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the ____ day of _____________,20__.

INFINITY PROPERTY AND CASUALTY CORPORATION

By:

Name:

Title:

I hereby accept the award of Performance Shares set forth above in accordance with and subject to the terms and conditions of this Performance Share Agreement and of the Plan and agree to be bound thereby.

_____________________________

Employee